                                                                  Exhibit 4.19

                            [LRO #33 Charge/Mortgage]             at

THE APPLICANT(S) HEREBY APPLIES TO THE LAND REGISTRAR      YYYY MM DD PAGE OF


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                  PROPERTIES
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

                  PIN                              ESTATE/QUALIFIER
                  DESCRIPTION
                  ADDRESS



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                 CHARGOR(S)
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The chargor(s) hereby charges the Land to the chargee(s). The chargor(s)
acknowledges the receipt of the charge and the standard charge terms, if any.


                 NAME
                 ADDRESS FOR SERVICES

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                 CHARGEE(S)                         CAPACITY                       SHARE
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                 NAME
                 ADDRESS FOR SERVICE

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                 STATEMENTS
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                 Schedule: See Schedules

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                 PROVISIONS
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                 PRINCIPAL                         CURRENCY
                 CALCULATION PERIOD
                 BALANCE DUE DATE
                 INTEREST RATE
                 PAYMENTS
                 INTEREST ADJUSTMENT DATE
                 PAYMENT DATE
                 FIRST PAYMENT DATE
                 LAST PAYMENT DATE
                 STANDARD CHARGE TERMS
                 INSURANCE AMOUNT
                 GUARANTOR
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                 ADDITIONAL PROVISIONS
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

[LRO #33 Charge/Mortgage]                               on          at
THE APPLICANT(S) HEREBY APPLIES TO THE LAND REGISTRAR      yyyy mm dd page of

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                 SIGNED BY
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                                                   acting for Chargor(s)          Signed

                 Tel
                 Fax

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                 SUBMITTED BY
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                 Tel
                 Fax

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                 FEES/TAXES/PAYMENT
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                 STATUTORY REGISTRATION FEE

                 TOTAL PAID


                                           CHARGE/MORTGAGE OF LAND

[logo]  Province
        of
        Ontario     Form 2 - Land Registration Reform Act


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|                                | (1) Registry / /         Land Titles / / | (2) Page 1 of      pages    |
|                                --------------------------------------------------------------------------
|                                | (3) Property          Block           Property               Additional|
|                                |     Identifier(s)                                            See   / / |
|                                |                                                              Schedule  |
|                                -------------------------------------------------------------------------
|                                | (4) Principal Amount                                                   |
|                                |                                                  Dollars $             |
|                                -------------------------------------------------------------------------
|                                | (5) Description                                                        |
|                                -------------------------------------------------------------------------
|                                |                                                                        |
|                                |                                                                        |
|                                |                                                                        |
|                                |                                                                        |
|                                |                                                                        |
|                                |                                                                        |
|                                |                                                                        |
|                                |                                                                        |
|New Property Identifiers        |                                                                        |
|                  Additional:   |                                                                        |
|                  See           |                                                                        |
|                  Schedule / /  |                                                                        |
----------------------------------                                                                        |
|Executions                      |                                                                        |
|                  Additional:   |                                                                        |
|                  See           |                                                                        |
|                  Schedule / /  |                                                                        |
----------------------------------------------------------------------------------------------------------|
|(6) This          (a) Redescription    | (b) Schedule for:                 | (7) Interest/Estate Charged |
|    Document          New Easement     |                  Additional       |                             |
|    Contains          Plan/Sketch  / / | Description / /  Parties  / /    Other / /                      |
----------------------------------------------------------------------------------------------------------|
|(8) Standard Charge Terms - The parties agree to be bound by the provisions in Standard Charge Terms     |
|    filed as number           and the Chargor(s) hereby acknowledge(s) receipt of a copy of these terms. |
----------------------------------------------------------------------------------------------------------|
|(9) Payment Provisions                                                                                   |
|    (a) Principal                      | (b) Interest                       | (c) Calculation            |
|        Amount $                       |     Rate              % per annum  |     Period                 |
----------------------------------------------------------------------------------------------------------|
|    Interest   |   Y   |   M   |   D   |     Payment                        |    First  |  Y  |  M  | D  |
|(d) Adjustment |       |       |       | (e) Date and                       |(F) Payment|     |     |    |
|    Date       |       |       |       |     Period                         |    Date   |     |     |    |
----------------------------------------------------------------------------------------------------------|
|    Legal      |       |       |       |     Annual                                                      |
|(d) Payment    |       |       |       | (h) of Each                                                     |
|    Date       |       |       |       |     Payment                        Dollars $                    |
----------------------------------------------------------------------------------------------------------|
|(i) Balance    |       |       |       | (j) Insurance                                                   |
|    Due Date   |       |       |       |                                    Dollars $                    |
----------------------------------------------------------------------------------------------------------|
|(10) Additional Provisions                                                                               |
|                                                                                                         |
|                                                                                                         |
|                                                                                                         |
|                                                                                                         |
|                                                                                      Continued on       |
|                                                                                      Schedule  / /      |
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|(11) Chargor(s) The chargor hereby charges the land to the chargee                                       |
|                                                                                                         |
|                                                                                                         |
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|                                                                                                         |
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|The chargor(s) acknowledge(s) receipt of a true copy of this charge.                  Date of Signature  |
|Name(s)                                              Signature(s)                 |   Y   |   M   |  D   |
|                                                                                  |                      |
|                                                                                  |                      |
|--------------------------------------------------   Per:                         |                      |
|                                                     Name: -----------------------|----------------------|
|                                                     Title:                       |                      |
|--------------------------------------------------   -----------------------------|----------------------|
|                                                                                  |                      |
|--------------------------------------------------   -----------------------------|----------------------|
|                                                                                  |                      |
|--------------------------------------------------   -----------------------------|----------------------|
|                                                                                                         |
|                                                                                                         |
-----------------------------------------------------------------------------------------------------------
|(12) Spouse(s) of Chargor(s) I hereby consent to this transaction.                    Date of Signature  |
|Name(s)                                              Signature(s)                 |   Y   |   M   |  D   |
|                                                                                  |                      |
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|                                                                                  |                      |
|                                                                                  |                      |
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|(13) Chargor(s) Address                                                                                  |
|     for Service                                                                                         |
|                                                                                                         |
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|(14) Chargee(s)                                                                                          |
|                                                                                                         |
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|                                                                                                         |
|                                                                                                         |
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|(15) Chargee(s) Address                                                                                  |
|     for Service                                                                                         |
|                                                                                                         |
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|(16) Assessment Roll Number       |  City.  |  Mun.  |  Map  |  Sub.  |  Par.  |  |         Fees         |
|         of Property              |         |        |       |        |        |  |----------------------|
|                                  |         |        |       |        |        |  |Registration    |     |
|                                  |         |        |       |        |        |  |Fee             |     |
-----------------------------------------------------------------------------------------------------------
|(17) Municipal Address of Property          |(18) Document Prepared by:        |  |                |     |
|                                            |                                  |  |                |     |
|                                            |                                  |  |----------------------|
|                                            |                                  |  |                |     |
|                                            |                                  |  |----------------------|
|                                            |                                  |  |                |     |
|                                            |                                  |  |----------------------|
|                                            |                                  |  |                |     |
|                                            |                                  |  |----------------------|
|                                                                                  -----------------------
|                                            |                                  |  |      Total     |     |
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                                                   Document prepared using THE CONVEYANCER

                [SUN MEDIA CORPORATION/BOWES PUBLISHERS LIMITED]

                                 as Corporation

                                       and

                              BANK OF AMERICA, N.A.

                                    as Holder






--------------------------------------------------------------------------------

                                     FORM OF

                                DEMAND DEBENTURE


--------------------------------------------------------------------------------












                         Dated as of February 4th, 2003

                                     FORM OF

                                DEMAND DEBENTURE

Principal Sum:        $600,000,000.00

Due:                  ON DEMAND

Interest Rate:        twenty-five (25) per cent per annum


                                    ARTICLE 1
                         ACKNOWLEDGMENT OF INDEBTEDNESS

1.1      PROMISE TO PAY.

         [Sun Media Corporation/Bowes Publishers Limited] (the "CORPORATION") incorporated under the laws of Canada, continued under the laws of British Columbia, FOR VALUE RECEIVED, hereby acknowledges itself indebted and promises to pay to or to the order of Bank of America, N.A., as agent (and any subsequent holder or holders of the debenture being collectively referred to in its capacity as agent as the "HOLDER"), ON DEMAND, the sum of $600,000,000 in lawful money of Canada at the Holder's office located at 555 South Flower, 17th Floor, Los Angeles, California or at such other place as the Holder may designate by notice in writing to the Corporation, and to pay interest on the principal amount outstanding from time to time and all other amounts from time to time owing hereunder to the date of payment at a rate of twenty five (25) per cent per annum. Such interest shall be calculated monthly, not in advance and to be payable in like money at the same place commencing on the first day of the month immediately following the date hereof and thereafter on the first day of each and every month in each year until the principal sum outstanding and all other amounts from time owing hereunder shall be paid in full.

         Notwithstanding that this debenture is stated to be payable on demand, the Holder agrees that if shall not demand payment under the debenture unless an Event of Default (as such term is defined in the Credit Agreement which, in turn is defined below) has occurred and is continuing. Furthermore, notwithstanding the fact that this debenture is in the amount of $ 600,000,000 and bears interest at the rate of twenty-five (25) percent per annum, the parties agree that the Corporation shall not have any obligation, at any time, to make payment under this debenture for any amount in excess of its indebtedness under the Credit Documents (as defined in the Credit Agreement) then outstanding.

                                    ARTICLE 2
                                    SECURITY

2.1      Grant of Security.

     (1) The Corporation being the registered owner in fee simple of the real property described in Schedule "A" hereto, and being the owner of a leasehold estate in the real property described in Schedule "B" hereto, subject to the registered encumbrances, liens and interests, if any, hereby:

          (i) grants, mortgages and charges to and in favour of the Holder, as and by way of a fixed and specific mortgage and charge, all of the Corporation's right and title to and interest in any of the Corporation's owned real property described in Schedule "A" hereto and leased real property described in Schedule "B" hereto, including, without limitation, all buildings, erections and improvements of every kind thereon from time to time and fixtures forming a part thereof (collectively, the "REAL PROPERTY"); and

          (ii) grants, mortgages, charges, assigns and transfers to the Holder by way of a specific assignment and transfer and grants to the Holder a security interest in (a) all licences, permits, approvals, certificates and agreements with or from any board, agency or department, governmental or otherwise (collectively, "GOVERNMENTAL AUTHORITIES"), relating directly or indirectly to the ownership, use, development, operation and maintenance of the Real Property or the alteration or renovation or construction of improvements on the Real Property, whether heretofore or hereafter issued or executed (collectively, the "LICENCES"); and
               (b) all options, contracts, subcontracts, agreements, service agreements, warranties and purchase orders which have heretofore been or will hereafter be executed by or on behalf of the Corporation or which have been assigned to the Corporation, in connection with the use, development, operation and maintenance of the Real Property or the construction of improvements on the Real Property (collectively, the "CONTRACTS", the other parties thereto being "CONTRACTORS"); and

         (iii) grants, assigns, mortgages, charges and creates a security interest, as and by way of a general assignment and security interest to and in favour of the Holder, in all of the Corporation's right, title, estate and interest as tenant, present and future in and to any and all existing or future leases, subleases, agreements to lease or sublease or occupancy or tenancy agreements and all existing or future licenses or concessions whereby the Corporation is given the right to use and occupy the whole or any part of any real property and premises and all extensions, amendments, renewals, or substitutions thereof or therefor, which may may hereafter be effected or entered into ( collectively, the "LEASES")

          (iv) further grants, assigns, mortgages, charges and creates a security interest in proceeds in any form derived directly or indirectly from any dealing with all or any part of the real property or interests therein forming part of the Security, including without limitation, any and all rents or other moneys (herein collectively called the "RENTS") due or accruing due or at any time hereafter to become due under any and all leases, agreements to lease and tenancy agreements whether written or verbal, now or hereafter existing, with respect to the real property or interests therein forming part of the Security (herein collectively called the "RENTAL AGREEMENTS") and all the right, title and interest of the Corporation, as landlord, in the Rental Agreements, and the benefit and advantage of all guarantees of and security for payment of amounts due thereunder; and

     (2) charges, as and by way of a floating charge, to and in favour of the Holder, its successors and assigns, all of its undertakings, properties and assets, described in paragraphs 2.1(1) and any real property, both present and future, now owned or hereafter acquired of every nature and kind except such of its undertakings, properties or assets as are validly subject to the fixed and specific mortgages, charges, pledges and security interests granted pursuant to paragraph 2.1(1) hereof.

     (all of the above collectively being hereinafter referred to as the "SECURITY").

2.2      OBLIGATIONS SECURED.

          (1) The mortgages, charges, pledges, transfers, assignments and security interest granted hereby (collectively, the "SECURITY INTEREST") secure payment to the Holder of the principal amount hereof, interest thereon and all other amounts from time to time owing hereunder or pursuant hereto and performance by the Corporation of all of its obligations hereunder (collectively, and together with the expenses, costs and charges set out in
               Section 2.2(2), the "OBLIGATIONS").

          (2) All expenses, costs and charges incurred by or on behalf of the Holder in connection with this debenture, the Security Interest or the realization of the Security, including all legal fees, court costs, receiver's or agent's remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Security shall be added to and form a part of the Obligations.

2.3      Acknowledgement

          (1)  The Corporation has received a copy of this debenture.

2.4      Scope of Security Interest.

          To the extent that the creation of the Security Interest would constitute a breach or permit the acceleration of any agreement, right, license, lease or permit to which the Corporation is a party, the Security Interest shall not attach thereto but the Corporation shall hold its interest therein in trust for the Holder, and upon request by the Holder, acting reasonably, shall assign such agreement, right, license or permit to the Holder or as it may direct forthwith upon obtaining the consent of the other party thereto.

          (1)  The Security Interest shall not extend to consumer goods.

          (2) The Security Interest shall not extend or apply to the last day of any term of years reserved by a lease, verbal or written, or any agreement therefor, now held or hereafter acquired by the Corporation in respect of real property but the Corporation shall stand possessed of any such reversion upon trust to assign and dispose thereof as the Holder may direct.

          (3) The Holder will not be deemed in any manner to have assumed any obligation of the Corporation under any of the Licences or Contracts nor shall the Holder be liable to any Governmental Authorities or Contractors by reason of any default by any party under the Licences or Contracts. The Corporation agrees to indemnify and hold the Holder harmless of and from any and all liability, loss or damage which it may or might incur by reason of any claim or demand against it based on its alleged assumption of the Corporation's duty and obligation to perform and discharge the terms, covenants and agreements in the Licences and Contracts.

                                    ARTICLE 3
                                   ENFORCEMENT

3.1      Default.

         The Security Interest shall be and become enforceable against the Corporation upon the failure of the Corporation to perform any of the Obligations after the occurrence and continuance of an Event of Default (as such term is defined in the Credit Agreement, which in turn is defined below).

3.2      REMEDIES.

         Whenever the Security Interest has become enforceable, the Holder may realize upon the Security and enforce the rights of the Holder by:

          (a) entry onto any premises including the real property forming part of the Security;

          (b) the appointment by instrument in writing of a receiver (which term as used in this debenture includes a receiver and manager);

          (c) the institution of proceedings in any court of competent jurisdiction for the appointment of a receiver;

          (d) the institution of proceedings in any court of competent jurisdiction for sale or foreclosure of the real property forming part of the Security;

          (e) filing proofs of claim and other documents to establish claims in any proceeding relating to the Corporation; and

          (f) any other remedy or proceeding authorized otherwise by law or equity.

Such remedies may be exercised from time to time separately or in combination and are in addition to and not in substitution for any other rights of the Holder however created. The Holder shall not be bound to exercise any such right or remedy, and the exercise of such rights and remedies shall be without prejudice to the rights of the Holder in respect of the Obligations including the right to claim for any deficiency.

3.3      Additional Rights.

         In addition to the remedies of the Holder set forth in Section 3.2, the Holder may, whenever the Security Interest has become enforceable:

          (a) repair, process, modify, improve, complete or otherwise deal with the Security and prepare for the disposition of the Security,

          (b) carry on all or any part of the business or businesses of the Corporation and, to the exclusion of all others including the Corporation, enter upon, occupy and use all or any of the real property forming part of the Security, for such time as the Holder sees fit, free of charge, and the Holder shall not be liable to the Corporation for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages incurred in connection therewith or resulting therefrom;

          (c) borrow for the purpose of carrying on the business of the Corporation or for the maintenance, preservation or protection of the Security and mortgage, charge, pledge or grant a security interest in the Security, whether or not in priority to the Security Interest, to secure repayment; and

          (d) demand, commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Security, and give valid and effectual receipts and discharges therefor and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to the Corporation.

          (e) collect the rents and profits from tenancies whether created before or after these presents;

          (f) lease, sublease or concur in leasing or subleasing any portion of the real property forming part of the Security which may become vacant on such terms and conditions as it considers advisable and enter into and execute and amend leases, accept surrenders and terminate leases;

          (g) insure, manage, operate, repair, alter or extend any portion of the real property forming part of the Security.

3.4      Concerning the Receiver.

          (1) Any receiver appointed by the Holder shall be vested with the rights and remedies which could have been exercised by the Holder in respect of the Security and such other powers and discretions as are granted in the instrument of appointment and any instrument or instruments supplemental thereto. The identity of the receiver, any replacement thereof and any remuneration thereof shall be within the sole and unfettered discretion of the Holder.

          (2) Any receiver appointed by the Holder shall act as agent for the Holder for the purposes of taking possession of the real property forming part of the Security, but otherwise and for all other purposes (except as provided below), as agent for the Corporation. The receiver may sell, lease, or otherwise dispose of the real property forming part of the Security as agent for the Corporation or as agent for the Holder as the Holder may determine in its discretion. The Corporation agrees to ratify and confirm all actions of the receiver acting as agent for the Corporation, and to release and indemnify the receiver in respect of all such actions.

          (3) The Holder, in appointing or refraining from appointing any receiver shall not incur liability to the receiver, the Corporation or otherwise and shall not be responsible for any misconduct or negligence of such receiver.

          (4) The appointment of any such receiver by the Holder shall not result in or create any liability or obligation on the part of the Holder to the receiver or to the Corporation or to any other person and no appointment or removal of a receiver and no actions of a receiver shall constitute the Holder a mortgagee in possession or responsible as such.

3.5      Appointment of Attorney.

         The Corporation hereby irrevocably appoints the Holder (and any officer thereof) as attorney of the Corporation (with full power of substitution) to exercise in the name of and on behalf of the Corporation any of the Corporation's right (including the right of disposal), title and interest in and to the Security including the execution, endorsement and delivery of any agreements, documents, instruments, securities, documents of title and chattel paper and any notices, receipts, assignments or verifications of the accounts. All acts of any such attorney are hereby ratified and approved, and such attorney shall not be liable for any act, failure to act or any other matter or thing in connection therewith, except for its own negligence or wilful misconduct.

3.6      Dealing with the Security and the Security Interest.

          (1) The Holder shall not be obliged to exhaust its recourse against the Corporation or any other person or persons or against any other security it may hold in respect of the Obligations before realizing upon or otherwise dealing with the Security in such manner as the Holder may consider desirable.

          (2) The Holder may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Corporation and with other parties, sureties or securities as the Holder may see fit without prejudice to the Obligations or the rights of the Holder in respect of the Security.

          (3) Save and except for its gross negligence or wilful misconduct, the Holder shall not be (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Security;
               (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Security or for the purpose of preserving any rights of the Holder, the Corporation or any other parties in respect thereof;
               (iii) responsible for any loss occasioned by any sale or other dealing with the Security or by the retention of or failure to sell or otherwise deal therewith; (iv) bound to protect the Security from depreciating in value or becoming worthless; and
               (v) subject to applicable law, without limitation to the foregoing, responsible, liable or accountable for any debts contracted or for damages to persons or property or for salaries or for non-fulfillment of contracts during any period wherein the Holder or its agent or receiver shall be in possession or management of the Security as herein provided.

3.7      Standards of Sale.

         Without prejudice to the ability of the Holder to dispose of the Security in any manner which is commercially reasonable, the Corporation acknowledges that a disposition of the Security by the Holder, which takes place substantially in accordance with the following provisions, shall be deemed to be commercially reasonable:

          (a)  Security may be disposed of in whole or in part;

          (b) Security may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

          (c) any purchaser or lessee of such Security may be a customer of the Holder;

          (d) a disposition of the Security may be on such terms and conditions as to credit or otherwise as the Holder, in its sole discretion, may deem advantageous; and

          (e) the Holder may establish an upset or reserve bid or price in respect of the Security.

3.8      Dealings by Third Parties.

         No person dealing with the Holder or its agent or a receiver shall be required (i) to determine whether the Security Interest has become enforceable;
(ii) to determine whether the powers which the Holder or its agent is purporting to exercise have become exercisable; (iii) to determine whether any money remains due to the Holder by the Corporation; (iv) to determine the necessity or expediency of the stipulations and conditions subject to which any sale or lease shall be made; (v) to determine the propriety or regularity of any sale or of any other dealing by the Holder with the Security or (vi) to see to the application of any money paid to the Holder.

3.9      Receiver Not Liable.

         No receiver shall be liable to the Corporation to account for monies other than monies actually received by him in respect of the real property forming part of the Security, or any part thereof, and out of such monies so received every such receiver shall, in the following order, pay:

          (a)  the receiver's remuneration as aforesaid;

          (b) all costs and expenses of every nature and kind incurred by the receiver in connection with the exercise of his powers and authority hereby conferred;

          (c) interest, principal and other money which may, from time to time, be or become charged upon the real property forming part of the Security in priority to these presents, including taxes;

          (d) to the Holder all interest, principal and other monies due hereunder to be paid in such order as the Holder in its discretion shall determine; and

          (e) thereafter, every such receiver shall be accountable to the Corporation for any surplus.

The remuneration and expenses of the receiver shall be paid by the Corporation on demand and shall be a charge on the real property forming part of the Security and shall bear interest from the date of demand at the same rate as applies to the Obligations hereby secured.

                                   ARTICLE 4
                                     GENERAL

4.1      General

         The Holder may pay the amount of any encumbrance, lien or charge now or hereafter existing or to arise or to be claimed upon the real property and interests therein forming part of the Security having priority over this Debenture, including any taxes, utility charges or other rates on the Real Property or any of them and may pay all costs, charges and expenses and all solicitors' fees on a solicitor and his own client basis, which may be incurred in taking, recovering and keeping possession of the Real Property or in protecting, repairing, restoring or preserving the Real Property and generally in any proceedings or steps of any nature whatever properly taken in connection with or to realize this security or in respect of the collection of any overdue interest, the Obligations, insurance premiums or any other monies whatsoever payable by the Corporation hereunder whether any action or any judicial proceedings to enforce such payments has been taken or not. The amount so paid shall be added to the debt hereby secured and be a charge on the Real Property and shall bear interest at the rate aforesaid, and shall be payable forthwith by the Corporation to the Holder. For the purposes of Section 4.1 any reference to real property shall include any interests therein forming part of the Security.

4.2      Discharge.

         The Security Interest shall be discharged upon, but only upon, full payment of the Obligations and at the request and at the expense of the Corporation. The Holder shall execute and deliver to the Corporation such releases and discharges as the Corporation may reasonably require.

4.3      No Merger, etc.

         No judgment recovered by the Holder shall operate by way of merger of or in any way affect the Security Interest, which is in addition to and not in substitution for any other security now or hereafter held by the Holder in respect of the Obligations.

4.4      Waivers, etc.

         No amendment, consent or waiver by the Holder shall be effective unless made in writing and signed by an authorized officer of the Holder and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

4.5      Notices, Etc.

         Any notice, direction, demand or other communication required or permitted to be given under this debenture shall, except as otherwise permitted hereunder, be in writing and given by delivering it or sending it by telecopy or other similar form of recorded communication addressed, if to the Corporation, 333 King Street East, Toronto, Ontario M5A 3X5, Attention: Kin-Man Li, Vice President, Corporate Controller, Sun Media Corporation Telephone: (416) 957-2080, Telecopier: (416) 947-3119, and if to the Holder to it at: 555 South Flower, 17th Floor (Mail Code CA9-706-17-54) Los Angeles, California, Attention:
Vice-President, Agency, Telephone: (213) 345-1300, Telecopier (450) 503-5011. Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time); and
(ii) if transmitted by facsimile or similar means of recorded communication, on the Business Day next following such date of transmission. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

4.6      Further Assurances.

         The Corporation shall from time to time, whether before or after the Security Interest shall have become enforceable, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the Holder may reasonably require for protecting the Security or perfecting the Security Interest and for exercising all powers, authorities and discretions hereby conferred upon the Holder, and the Corporation shall, from time to time after the Security Interest has become enforceable do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the Holder may require for facilitating the sale of the Security in connection with any realization thereof.

4.7      Successors and Assigns.

         This debenture shall be binding upon the Corporation, its successors and assigns, and shall ensure to the benefit of the Holder and its successors and assigns. All rights of the Holder hereunder shall be assignable and in any action brought by an assignee to enforce any such right, the Corporation shall not assert against such assignee any claim or defence which the Corporation now has or hereafter may have against the Holder.

4.8      Headings, etc.

         The division of this debenture into sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

4.9      Severability.

         If any provision of this debenture shall be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

4.10     Credit Agreement.

         This Debenture has been delivered pursuant to and is held by the Holder subject to the terms and conditions of a Credit Agreement dated as of the 7th day of February, 2003 and made between Sun Media Corporation and the Holder, as agent and the lenders party thereto, as the same may be subsequently amended, restated, supplemented or otherwise modified from time to time (the "CREDIT AGREEMENT").

4.11     Time of the Essence.

         Time shall be of the essence with regard to this debenture.

4.12     Governing Law.

         This debenture shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein provided that the enforcement of the mortgage charge on the real property or interests therein forming part of the Security described in Schedule "A" shall be governed by the laws of the Province in which such real property is situate and shall be treated in all respects as an Ontario contract.

4.13     Farm Lands Declaration (Manitoba only)

         The registration of this instrument does not contravene the provisions of THE FARM OWNERSHIP ACT because the real property forming part of the Security is not farmland as defined in the THE FARM LANDS OWNERSHIP ACT.

4.14     LAND TITLES ACT (ALBERTA)

         And for better securing to the Holder the repayment set out above of the principal sum and interest and other amounts secured, the Corporation hereby mortgages to the Holder all of its estate and interest in the real property forming part of the Security.

4.15     THE SASKATCHEWAN FARM SECURITY ACT

         The Corporation agrees that the provisions of Part IV of THE SASKATCHEWAN FARM SECURITY ACT, other than section 46, shall have no application to this debenture or any other indenture, instrument or agreement entered into by the Corporation at any time hereinafter, supplemental to or ancillary to or in implement of this debenture and all of the benefits of the said Part IV of THE SASKATCHEWAN FARM SECURITY ACT are hereby waived by the Corporation.

4.16     CLAUSE 15 EXCLUDED.

         Clause 15 of Schedule 6 of the LAND TRANSFER FORM ACT (British Columbia) is expressly excluded from this debenture.

4.17     LEGAL COSTS.

         The Corporation irrevocably consents and agrees to any award of legal costs and expenses on a solicitor and client basis by any Court under Section 20 of the LAW AND EQUITY ACT (British Columbia), as amended, in any foreclosure proceeding in respect of this debenture.

4.18     Doctrine of Consolidation.

         Section 31 of the PROPERTY LAW ACT (British Columbia), abolishing the doctrine of consolidation, is not intended to apply to this debenture.

4.19     COUNTERPARTS.

         This debenture may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same document.

4.20     CONFLICT.

         The parties acknowledge and agree that if for the purposes of registration of this debenture as a mortgage under the LAND TITLE ACT (British Columbia), a Form B under that Act (forming Part 1 of such mortgage) is attached to a counterpart of this debenture (constituting express mortgage terms and forming Part 2 of such mortgage), such Form B includes a summary of terms contained in this debenture, and consequently in the event of conflict between the terms of this debenture and the Form B, the terms of this debenture shall prevail and the Form B shall be interpreted in accordance with the definitions included in, and the terms of, this debenture. The copies of this debenture with the Form B and without the Form B shall be deemed to be counterparts of the same document.


               IN WITNESS WHEREOF the Corporation has duly executed this debenture under the hands of its proper officers duly authorized in that behalf as of the 4th day of February 2003.

                                [SUN MEDIA CORPORATION/BOWES PUBLISHERS LIMITED]

                                Per:   /s/ CLAUDINE TREMBLAY
                                       ---------------------
                                Name:  Claudine Tremblay

                                Title:  Corporate Secretary





                                BANK OF AMERICA, N.A.

                                Per:   /s/ ROBERT CAMPBELL
                                       -------------------
                                Name:  Robert Campbell

                                Title:  Authorized Signing Officer

                       SCHEDULE "A" TO THE DEBENTURE FROM
                [SUN MEDIA CORPORATION/BOWES PUBLISHERS LIMITED]
                                       TO
                              BANK OF AMERICA, N.A.
                         DATED AS OF FEBRUARY 4TH, 2003






                     DESCRIPTION OF REAL PROPERTY - FREEHOLD

                       SCHEDULE "B" TO THE DEBENTURE FROM
                [SUN MEDIA CORPORATION/BOWES PUBLISHERS LIMITED]
                                       TO
                              BANK OF AMERICA, N.A.
                         DATED AS OF FEBRUARY 4TH, 2003



                    DESCRIPTION OF REAL PROPERTY - LEASEHOLD